Exhibit 32
Section 906 Certification
Daniel Heaf, the Chief Executive Officer, and Eva C. Boratto, the Chief Financial Officer, of Bath & Body Works, Inc. (the “Company”), each certifies that, to the best of our knowledge:
(i)the Quarterly Report of the Company on Form 10-Q dated November 20, 2025 for the period ending November 1, 2025 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DANIEL HEAF
Daniel Heaf
Chief Executive Officer

/s/ EVA C. BORATTO
Eva C. Boratto
Chief Financial Officer

Date: November 20, 2025